SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GREAT LAKES DREDGE & DOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2122 York Road Oak Brook, Illinois 60523 (630) 574-3000
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-126780

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase common stock	Nasdaq Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                          Description of Registrant’s Securities to be Registered

A description of the warrants to purchase Great Lakes’ common stock is set forth under “Description of Great Lakes Dredge & Dock Holdings Corp’s Capital Stock” in Great Lakes’ registration statement on Form S-4 (File No. 333-136861), filed with the Securities and Exchange Commission on August 23, 2006 and amended on October 13, 2006 and November 9, 2006 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.                          Exhibits

3.1                                 Amended and Restated Certificate of Incorporation of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006(incorporated by reference to the Registrant’s Form 8-A relating to its common stock, filed on December 26, 2006 (SEC File No. 001-33225))

3.2                                 Amended and Restated Bylaws of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006 (incorporated by reference to the Registrant’s Form 8-A relating to its common stock, filed on December 26, 2006 (SEC File No. 001-33225))

4.1                                 Specimen Common Stock Certificate for Great Lakes Dredge & Dock Holdings Corp. (incorporated by reference to Exhibit 4.4 of Amendment No. 1 of the Aldabra Acquisition Corporation and Great Lakes Dredge & Dock Holdings Corp. Registration Statement on Form S-4, filed with the Securities and Exchange Commission on October 13, 2006)

4.2                                 Specimen Warrant Certificate for Aldabra Acquisition Corporation (incorporated by reference to the Aldabra Acquisition Corporation’s Registration Statement on Form S-1 (SEC File No. 333-121610))

4.3                                 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Aldabra Acquisition Corporation (incorporated by reference to the Aldabra Acquisition Corporation’s Registration Statement on Form S-1 (SEC File No. 333-121610))

4.4                                 Warrant Clarification Agreement, dated September 12, 2006, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to the Aldabra Acquisition Corporation’s Report on Form 8-K filed with the Commission on September 15, 2006)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION (FORMERLY KNOWN AS GREAT LAKES DREDGE & DOCK HOLDINGS CORP.

Dated December 26, 2006	By:	/s/ Deborah A. Wensel
	Name:	Deborah A. Wensel
	Title:	Chief Financial Officer

EXHIBIT INDEX

3.1                                 Amended and Restated Certificate of Incorporation of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006(incorporated by reference to the Registrant’s Form 8-A relating to its common stock, filed on December 26, 2006 (SEC File No. 001-33225))

3.2                                 Amended and Restated Bylaws of Great Lakes Dredge & Dock Holdings Corp., effective December 26, 2006 (incorporated by reference to the Registrant’s Form 8-A relating to its common stock, filed on December 26, 2006 (SEC File No. 001-33225))

4.1                                 Specimen Common Stock Certificate for Great Lakes Dredge & Dock Holdings Corp. (incorporated by reference to Exhibit 4.4 of Amendment No. 1 of the Aldabra Acquisition Corporation and Great Lakes Dredge & Dock Holdings Corp. Registration Statement on Form S-4, filed with the Securities and Exchange Commission on October 13, 2006)

4.2                                 Specimen Warrant Certificate for Aldabra Acquisition Corporation (incorporated by reference to the Aldabra Acquisition Corporation’s Registration Statement on Form S-1 (SEC File No. 333-121610))

4.3                                 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Aldabra Acquisition Corporation (incorporated by reference to the Aldabra Acquisition Corporation’s Registration Statement on Form S-1 (SEC File No. 333-121610))

4.4                                 Warrant Clarification Agreement, dated September 12, 2006, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to the Aldabra Acquisition Corporation’s Report on Form 8-K filed with the Commission on September 15, 2006)